Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-29987) pertaining to Savings Banks Employees Retirement Association 401(k) Plan as adopted by Legacy Banks, of our report dated June 30, 2010, with respect to the financial statements and schedules of the Savings Banks Employees Retirement Association 401(k) Plan as adopted by Legacy Banks, included in this Annual Report for the years ended December 31, 2009 and 2008.

/s/ Parent, McLaughlin & Nangle
Certified Public Accountants, Inc.

June 30, 2010
Boston, MA

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